Exhibit 99.2
FOR IMMEDIATE RELEASE

MaxLinear Completes Acquisition of and Raises Revenue Expectations from Intel's Home Gateway Platform Division

•Expands MaxLinear’s Connectivity offering with additional TAM of $6.4 billion
•Increases revenue expectations from the acquisition to $80 million to $90 million in the first full quarter post close versus earlier guidance of $60 million to $70 million

Carlsbad, CA — August 3, 2020 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications, announced today that it has completed the acquisition of Intel’s Home Gateway Platform Division, announced on April 6, 2020, in an all cash, asset transaction valued at $150 million. MaxLinear funded the acquisition with proceeds from a $175 million term loan A facility, which was upsized from $140 million initially announced.

The acquisition enables MaxLinear to strengthen its existing connected home portfolio by bringing together a complete, scalable, complementary platform of connectivity and access solutions to address its customers’ needs across target end-markets. As an update to the original expectation, based on the improving strength in the business, MaxLinear now expects to initially add approximately $80 million to $90 million in quarterly revenue from the acquisition, in the first full quarter post close. The acquisition is expected to be accretive to MaxLinear’s non-GAAP earnings.

“First and foremost, we are excited to welcome a world-class engineering team which complements MaxLinear’s significant analog/RF mixed-signal capabilities with large scale SoC product, software, and comprehensive networking and signal-processing competencies spanning all our target markets. With the acquisition now complete, and the addition of WiFi, Ethernet, and Broadband Gateway Processor SoC technology assets to our portfolio, we will execute rapidly to expand our value proposition to our existing customers. These assets will not only drive scale, but also create tremendous new growth opportunities in broadband access, connectivity, power, and infrastructure markets,” said Kishore Seendripu, CEO of MaxLinear. “We are also encouraged by the strength in the broadband access business driven by the transformative work-from-home market dynamics, as well as the early adoption of the WiFi product.”

About MaxLinear, Inc.

MaxLinear, Inc. (NYSE: MXL) is a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multimarket applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:

Steven Litchfield
Tel: 949-333-0080
slitchfield@maxlinear.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to opportunities and prospects for MaxLinear following the acquisition of Intel’s Home Gateway Platform Division. These forward-looking statements include (without limitation) expectations with respect to incremental revenues and accretion to MaxLinear’s Non-GAAP earnings per share; the future prospects for the business being acquired, particularly as they relate to work-from-home initiatives and demand for improved broadband and WiFi capabilities; and the perceived complementary and synergistic nature (from both a strategic and financial perspective) of the acquired business with MaxLinear’s current business. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” or similar expressions and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the challenges and costs of integrating, restructuring, and achieving anticipated synergies following the acquisition; the ability to retain key employees, customers and suppliers; substantial competition in the home gateway platform market; risks and uncertainties arising from the global Covid-19 pandemic; and other factors affecting the business, operating results, and financial condition of either MaxLinear or the acquired business, including those set forth in MaxLinear’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as applicable, as filed with the Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on the estimates, projections, and assumptions of MaxLinear management, as applicable, as of the date hereof, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.